UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2025

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Ligand Pharmaceuticals Incorporated Revenue Participation Right Purchase and Sale Agreement and Purchase of Shares

On July 31, 2025, Orchestra BioMed Holdings, Inc. (the “Company”) entered into a revenue participation right purchase and sale agreement (the “Revenue Purchase and Sale Agreement”) with Ligand Pharmaceuticals Incorporated (the “Purchaser”). Under the terms of the Revenue Purchase and Sale Agreement, in exchange for payment of $35.0 million (the “Investment Amount”), less certain reimbursable expenses, the Purchaser acquired from the Company the right to receive tiered revenue payments (the “Revenue Interest”) with respect to revenue (including certain licensing revenue) received by the Company in a calendar year in connection with worldwide net product sales, or other product revenue received by, by the Company and its licensees (“Annual Net Sales”) of (a) the Company’s BACKBEAT Cardiac Neuromodulation TherapyTM, also known as atrioventricular interval modulation (“AVIM”) therapy (the “Primary Product”) in the field of hypertension treatment and (b) the Company’s Virtue® Sirolimus AngioInfusion Balloon (“Virtue SAB”) (the “Secondary Product” and together with the Primary Product, the “Products”) in the field of coronary artery treatment.

Subject to the Performance Ratchet (as defined below), the table below summarizes the Revenue Interest rates based on the percentage of Annual Net Sales of the Products:

Annual Net Sales	Applicable Purchaser Revenue Interest Rate
Less than or equal to $100 million, in any field	17.0%
Greater than $100 million, only in the fields described above	4.0%

Pursuant to the Revenue Purchase and Sale Agreement, the Investment Amount shall be paid in two tranches: (i) $20.0 million payable at the closing of the transaction (the “Closing”) and (ii) $15.0 million payable two hundred and seventy days following the Closing (the “Second Installment”), provided certain conditions have been met. In accordance with the terms of the Revenue Purchase and Sale Agreement, the Applicable Purchaser Revenue Interest Rates set forth in the table above will incrementally increase from 17.0% and 4.0% up to 20.0% and 7.0%, respectively, if the Company does not achieve certain enrollment milestones relating to the BACKBEAT clinical study through January 1, 2027 (the “Performance Ratchet”).

The Revenue Interest in respect of Annual Net Sales of the Products will end on the date in which no Product is being developed or commercialized by or on behalf of the Company, any of its affiliates, or any of its or their licensees or distributors and Purchaser has received the last Revenue Interest payment payable under the terms of the Revenue Purchase and Sale Agreement. The obligations arising under the Revenue Purchase and Sale Agreement are secured by security interests in, and pledges over, the Revenue Interest, the Revenue Participation Right (as defined in the Revenue Purchase and Sale Agreement) and the Company’s interests in the Products and associated intellectual property rights, subject to certain agreed security principles, permitted liens and other customary exceptions and qualifications, and the security interests in the Products and associated intellectual property rights of the Company are subordinate in right of payment to the prior payment in full of the outstanding indebtedness under the Hercules Loan Agreement (as defined in the Revenue Purchase and Sale Agreement). The Revenue Purchase and Sale Agreement contains customary representations, warranties and indemnities of the Company and Purchaser, and customary covenants on the part of the Company. Closing of the transaction is subject to certain conditions including, among others, the closing of the Ligand Stock Purchase Agreement (as defined below), which is contingent upon the closing of the Subsequent Offering (as defined below).

In connection with the sale of the Revenue Interest, and pursuant to the terms of the Revenue Purchase and Sale Agreement, the Company has agreed to issue to the Purchaser, at the Closing, a warrant (the “Warrant”) to purchase up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and, such shares underlying the Warrant, the “Warrant Shares”), at an exercise price equal to a 30% premium to the higher of (i) the volume weighted average price of the Common Stock on the Nasdaq Global Market for the 30 trading days preceding the issuance of such Warrant as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or (ii) the public offering price per share of the Common Stock in the Subsequent Offering (as defined below); provided, however, in no event shall the Exercise Price be below the “Minimum Price” as such term is defined in Nasdaq Listing Rule 5635(d). The exercise price of the Warrant and the number of Warrant Shares issuable upon exercise of the Warrant are subject to adjustments for stock splits, combinations, stock dividends or similar events. Pursuant to the terms of the Warrant, the Warrant Shares shall vest and become exercisable as follows: (i) 1,142,857 of the Warrant Shares (the “First Tranche”) shall vest on the issue date of the Warrant; however, the Warrant may not be exercised for six months after the issuance of the Warrant, which is expected to occur on the date of the closing of the Subsequent Offering (the “Initial Exercise Date”) and (ii) 857,143 of the Warrant Shares shall vest on the date of payment of the Second Installment. In the event that the Second Installment is not paid, the Warrant shall only be exercisable with respect to the First Tranche. The Warrant will be exercisable for ten years from the date of issuance.

Concurrent with the execution of the Revenue Purchase and Sale Agreement, the Purchaser also agreed to purchase $5.0 million of shares of Common Stock (the “Ligand Private Placement Shares”) pursuant to a stock purchase agreement, dated as of July 31, 2025, between the Company and the Purchaser (the “Ligand Stock Purchase Agreement”), at a purchase price per share equal to the public offering price per share in the Company’s next public offering of its equity securities (the “Subsequent Offering”). The closing of the Ligand Stock Purchase Agreement is contingent upon, among other things, the receipt by the Company of gross proceeds of at least $30,000,000 in the aggregate pursuant to (a) the Subsequent Offering and (b) the terms of the Medtronic Stock Purchase Agreement (as defined below). The Ligand Stock Purchase Agreement contains customary representations and warranties of the Company and the Purchaser, and customary covenants on the part of the Company.

The foregoing descriptions of the Revenue Purchase and Sale Agreement, the Ligand Stock Purchase Agreement and the Warrant are summaries only, do not purport to be complete, and are qualified in their entirety by the full terms and conditions of the Revenue Purchase and Sale Agreement, the Ligand Stock Purchase Agreement and the Warrant. The Revenue Purchase and Sale Agreement, the Ligand Stock Purchase Agreement and the form of Warrant are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Purhase of Shares by Medtronic and Loan Agreement with Medtronic

On July 31, 2025, the Company and its wholly-owned subsidiaries, Orchestra BioMed, Inc. and BackBeat Medical, LLC (“BackBeat Medical”), entered into a Loan Agreement (the “Loan Agreement”) with Medtronic Inc. (“Medtronic”), pursuant to which Medtronic agreed to extend a convertible loan to the Company in the aggregate original principal amount of $20.0 million (the “Loan”). The Loan is evidenced by a secured subordinated convertible promissory note (the “Note”) of the Company. The issuance of the Note to Medtronic and the funding of the Loan will take place on April 27, 2026 subject to certain closing conditions as described in the Loan Agreement.

The Note will accrue simple interest at a rate of 11% per annum. The Note does not allow for prepayment without the prior consent of Medtronic. Unless earlier converted, or redeemed, the Note will mature on April 27, 2031 (the “Repayment Date”). In addition, the payment or other satisfaction of the obligations set forth in the Loan Agreement are subordinate in right of payment to the prior payment in full of the senior obligations. The obligations arising under the Loan Agreement and the Note are secured by security interests in, and pledges over, the Company’s assets, subject to certain agreed security principles, permitted liens and other customary exceptions and qualifications.

The principal balance of the Note, together with all accrued and unpaid interest thereon (collectively, the “Balance”) will automatically convert into a revenue share (the “Revenue Share Credit”), if U.S. Food and Drug Administration (“FDA”) approval of a Medtronic device incorporating AVIM is achieved prior to the Repayment Date. Upon conversion of the then outstanding Balance the Company shall pay to Medtronic the Revenue Share Credit, which shall equal 15% of the revenue share amounts that the Company receives under the Exclusive License and Collaboration Agreement (the “Collaboration Agreement”), by and among the Company, BackBeat Medical, LLC and Medtronic, dated June 30, 2022, until such time as the total Revenue Share Credit payments equal $40.0 million.

The Loan Agreement contains customary representations, warranties and affirmative and negative covenants. In addition, the Loan Agreement contains customary events of default that entitle Medtronic to cause the Company’s indebtedness under the Note to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the Loan. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 2.0% per annum may apply to all obligations owed under the Loan Agreement.

In addition, concurrently with the execution of the Loan Agreement, Medtronic, through its affiliate Covidien Group S.à.r.l. (“Covidien”) has agreed to purchase an aggregate amount of up to $12.0 million of shares of Common Stock (the “Medtronic Private Placement Shares” and, together with the Ligand Private Placement Shares, the “Private Placement Shares”) pursuant to a stock purchase agreement, dated as of July 31, 2025, between the Company and Covidien (the “Medtronic Stock Purchase Agreement” and, together with the Ligand Stock Purchase Agreement, the “Stock Purchase Agreements”), at a purchase price per share equal to the public offering price per share in the Subsequent Offering. The Medtronic Private Placement Shares will consist of (i) $10.0 million of shares of Common Stock and (ii) additional shares of Common Stock on a proportional basis equal to 0.05714 multiplied by the amount of gross proceeds raised in the Subsequent Offering in excess of $35.0 million, up to a cap of $2.0 million. The closing of Medtronic Stock Purchase Agreement is contingent upon, among other things, the occurrence of the closing of the Subsequent Offering and the simultaneous closing of the Ligand Private Placement resulting in the receipt by the Company of gross proceeds of at least $25,000,000 in the aggregate. The Medtronic Stock Purchase Agreement contains customary representations and warranties of the Company and Medtronic, and customary covenants on the part of the Company.

The foregoing descriptions of the Loan Agreement, the Note and the Medtronic Stock Purchase Agreement are summaries only, do not purport to be complete, and are qualified in their entirety by the full terms and conditions of the Loan Agreement, the Note and the Medtronic Stock Purchase Agreement. The Loan Agreement, the Note and the Medtronic Stock Purchase Agreement are filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report and are incorporated herein by reference.

Amendment of Exclusive License and Collaboration Agreement

On July 31, 2025, the Company, BackBeat Medical and Medtronic entered into an amendment (the “Amendment”) to the Collaboration Agreement to provide, among other things, a development and commercialization framework for future AVIM-therapy integration into a dual-chamber leadless pacemaker.

Closing of the Amendment will be subject to customary conditions for a transaction of this type as well as: (i) the closing of the Revenue Purchase and Sale Agreement; (ii) the closing of the Medtronic Stock Purchase Agreement; (iii) the receipt by the Company of (or contractual right of the Company to receive) gross proceeds of $35.0 million in the aggregate pursuant to (a) the Subsequent Offering, (b) the terms of the Medtronic Stock Purchase Agreement and (c) the terms of the Ligand Stock Purchase Agreement; and (iv) the proceeds from the Note being used solely for the continued funding and support of the ongoing BACKBEAT clinical study and such other activities directly associated with the BACKBEAT clinical study and the Collaboration Agreement.

The foregoing description of the Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by the full terms and conditions of the Amendment, a copy of which is expected to be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Amendments to Hercules Loan and Security Agreement and Warrant Agreements

On July 31, 2025, the Company, certain of its subsidiaries, the lenders named therein (the “Hercules Lenders”) and Hercules Capital, Inc. (“Hercules”) entered into that certain second amendment (the “LSA Amendment”) to the Loan and Security Agreement, dated as of November 6, 2024, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 30, 2024 (the “Loan and Security Agreement”), which, among other things, amended the existing Loan and Security Agreement to (i) delay the initial date upon which the Company has to begin amortizing term loans under the Loan and Security Agreement from (a) December 1, 2026 (with amortization payments delayed to as late December 1, 2027 if certain conditions were met) to (b) July 1, 2027 (with amortization payments delayed to as late as January 1, 2028 if certain conditions are met); and (ii) increase by $15,000,000 (from $20,000,000 to $35,000,000) the amount that that may be borrowed by the Company in the discretion of the lender’s investment committee’s and (iii) eliminate the Company’s ability to draw up to $15,000,000 if certain milestones are achieved.

Effectiveness of the LSA Amendment will be subject to customary conditions for a transaction of this type as well as: (i) delivery of the Warrant Agreement Amendments (as defined below), (ii) the receipt by the Company of (or contractual right of the Company to receive) gross proceeds of $70.0 million in the aggregate pursuant to (a) the Subsequent Offering, (b) the Stock Purchase Agreements, (c) the Revenue Purchase and Sale Agreement, and (d) the Loan Agreement and (iii) the closing of the Revenue Purchase and Sale Agreement.

In addition, concurrently with the effectiveness of the LSA Amendment, the Company will enter into amendments to the warrant agreements it entered on November 6, 2024 (the “Hercules Warrant Agreements”) with the lenders under the Loan and Security Agreement (the “Warrant Agreement Amendments”). As a result of the Warrant Agreement Amendments, among other things:

•	the exercise price under the Hercules Warrant Agreements (“Exercise Price”) will go from $5.74 to the lower of (i) $5.74 and (ii) 130% of the lowest effective price paid per share of Common Stock in the Company’s Next Equity Financing (as such term is defined in the Warrant Agreement Amendments); and

•	the number of shares issuable upon exercise of the Hercules Warrant Agreements will go from (a) 2% of aggregate principal amount of Term Loan Advances (as defined in the Loan and Security Agreement) divided by the Exercise Price to (b) 4% of aggregate principal amount of Term Loan Advances divided by the Exercise Price.

The foregoing description of the LSA Amendment and the Warrant Agreement Amendments are summaries only, do not purport to be complete, and are qualified in their entirety by the full terms and conditions of the LSA Amendment and Warrant Agreement Amendments, respectively. The LSA Amendment and form of Warrant Agreement Amendments are filed as Exhibits 10.6 and 4.1, respectively, to this Current Report and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Stock Purchase Agreements and the Warrant, the Company, the Purchaser and Medtronic have agreed to enter into a Registration Rights Agreement in the form attached to the Stock Purchase Agreements (the “Registration Rights Agreement”) at the Closing, pursuant to which the Company will agree to file a shelf registration statement (the “Registration Statement”) providing for the resale of the Private Placement Shares and the Warrant Shares within 90 calendar days of the closing of the Stock Purchase Agreements, to use its commercially reasonable efforts to cause the Registration Statement to be declared effective after its filing at the earliest possible date, but no later than the earlier of (i) the 180th calendar day following the issuance of the Private Placement Shares, if the Securities and Exchange Commission (“SEC”) notifies the Company that it will “review” the Registration Statement and (ii) the 5th business day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will be subject to no further review, and to maintain the effectiveness of such registration statement until the date as of which there are no longer any Registrable Securities (as such term is defined in the Registration Rights Agreement).

The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the full terms and conditions of the Registration Rights Agreement. The form of Registration Rights Agreement is filed as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item with respect to the Loan Agreement, the Note and the LSA Amendment is included in Item 1.01 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this item with respect to the Warrant, the Warrant Shares and the Private Placement Shares is included in Item 1.01 hereto and is incorporated herein by reference. The issuance of the Warrant, the Warrant Shares and the Private Placement Shares is exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(a)(2) thereof as transactions by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On July 31, 2025, the Company issued a press release announcing, among other things, the Revenue Purchase and Sale Agreement, the Loan Agreement, the Amendment, the LSA Amendment and the Stock Purchase Agreements. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Information.

Certain Unaudited Preliminary June 30, 2025 Financial Results

Although the Company’s financial results for the quarter ended June 30, 2025 are not yet finalized, based on currently available information, the Company expects its cash, cash equivalents and short-term investments to be approximately $33.9 million as of June 30, 2025.

The preliminary results set forth above are based on management’s initial review of the Company’s operations for the quarter ended June 30, 2025 and are subject to completion of financial closing procedures. The preliminary financial results in this Current Report have been prepared by, and are the responsibility of, management. Actual results may differ materially from these preliminary results as a result of the completion of financial closing procedures, final adjustments, and other developments arising between now and the time that the Company’s financial results are finalized. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2025, should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Terumo Agreement

As previously disclosed, the Company is in a mediation procedure with Terumo Corporation and Terumo Medical Corporation (collectively, “Terumo”) pursuant to the distribution agreement, dated June 13, 2019, by and among the Company and Terumo (the “Terumo Agreement”)and the International Mediation Rules of the International Centre for Dispute Resolution (“ICDR”). The mediation is intended to assist in potentially resolving disagreements and facilitating the completion of negotiations related to restructuring, replacing or terminating the Terumo Agreement. The Terumo Agreement provides that matters that are not resolved through mediation are to be resolved by binding arbitration conducted under the auspices of the ICDR in accordance with its International Arbitration Rules. If the mediation does not lead to a timely agreement or resolution, or, if applicable, the Company does not prevail in arbitration, or if the Terumo Agreement is terminated, the Company’s commercialization plans for Virtue SAB may be adversely impacted. However, any termination of the Terumo Agreement in the context of mediation, an arbitration or otherwise would allow the Company to pursue an alternative strategic collaboration or other transaction with a different partner. The Company currently expects the formal mediation to be completed by the end of the third quarter of 2025. Regardless of the mediation process with Terumo, the Company intends to initiate enrollment of the Virtue SAB trial, its pivotal study of Virtue SAB for coronary in-stent restenosis in the U.S. during the second half of 2025, as well as to continue other product development efforts related to Virtue SAB.

Update on BACKBEAT Study

As previously disclosed, the Company estimated completion of enrollment of the BACKBEAT global pivotal study (the “BACKBEAT Study”) in the first half of 2026. The Company currently expects enrollment of the BACKBEAT study to be completed in mid-2026.

Further, as previously disclosed, during the third quarter of 2024, we implemented an FDA-approved amendment to the BACKBEAT study protocol for existing and newly activated study sites. The Company is also in the process of implementing additional FDA-approved amendments to the BACKBEAT global pivotal study that are expected to significantly expand patient eligibility at participating clinical sites as well as streamline patient screening and study workflow.

Forward-Looking Statements

Certain statements included in this Current Report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements relating to the potential efficacy, safety and commercial value of the Company’s commercial product candidates, the payment of the Second Installment, the Company’s ability to satisfy the closing conditions of the transactions described in his Current Report, the affect of the FDA-approved amendments to the BACKBEAT global pivotal study on patient eligibility, patient screening and study workflow, the timing of the funding of the Loan Agreement, the date of completion of the formal mediation, and the expected date of completion of enrollment of the BackBeat study. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to regulatory approval of the Company’s product candidates; the timing of, and the Company’s ability to achieve, expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2025, as updated by the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 12, 2025, and as further updated by any risk factors disclosed under the heading “Item 1A. Risk Factors” in the Company’s subsequently filed quarterly reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant to be Issued to Ligand Pharmaceuticals Incorporated
4.2	Form of Amendment No. 1 to Warrants between the Company and each of Hercules Capital, Inc., Hercules Capital IV, L.P., and Hercules SBIC V, L.P.
10.1^#	Revenue Participation Right Purchase and Sale Agreement, by and between the Company and Ligand Pharmaceuticals Inc., dated July 31, 2025
10.2#	Stock Purchase Agreement, by and between the Company and Ligand Pharmaceuticals, Incorporated, dated July 31, 2025
10.3#	Loan Agreement, by and among the Company, Orchestra BioMed, Inc, BackBeat Medical, LLC and Medtronic Inc., dated July 31, 2025
10.4#	Form of Secured Subordinated Promissory Note by and among the Company, Orchestra BioMed, Inc, BackBeat Medical, LLC and Medtronic Inc.
10.5#	Stock Purchase Agreement, by and between the Company and Covidien Group S.à.r.l., dated July 31, 2025
10.6#	Second Amendment to Loan and Security Agreement, by and among the Company and certain of its subsidiaries, the lenders named therein and Hercules Capital, Inc., dated July 31, 2025.
10.7#	Form of Registration Rights Agreement
99.1	Press Release, dated July 31, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

 # Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

 ˄ Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

	By:	/s/ Andrew Taylor
	Name:	Andrew Taylor
	Title:	Chief Financial Officer

Date: July 31, 2025